SUB-ITEM
Q(1)(a)


Federated Core
Trust

Amendment No.
10
to the
Declaration of
Trust
dated August 21,
1996

	This
Declaration of
Trust is amended
as follows:

	Strike
Section 5 of
Article III and
replace it with
the following:


Section
5.
Establish
ment
and
Designat
ion of
Series.
Without
limiting
the
authority
of the
Trustees
set forth
in
Article
XIII,
Section
7, inter
alia, to
establish
and
designat
e any
addition
al Series
or to
modify
the
rights
and
preferen
ces of
any
existing
Series,
the
Series
shall be,
and are
establish
ed and
designat
ed as,

Federate
d Bank
Loan
Core
Fund
Federate
d
Mortgag
e Core
Portfolio
High-
Yield
Bond
Portfolio



	The
undersigned
hereby certify
that the above
Amendment is a
true and correct
Amendment to
the Declaration
of Trust, as
adopted by the
Board of
Trustees at a
meeting on the
13th day of
February, 2014,
to become
effective on the
30th day of
April, 2014.

	WITNE
SS the due
execution hereof
this 13th day of
February, 2014.



/s/
John
F.
Donah
ue
/s/
Charle
s F.
Mansf
ield,
Jr.
John
F.
Donah
ue
Charle
s F.
Mansf
ield,
Jr.


/s/
John
T.
Collins
Thom
as M.
O?Nei
ll
John
T.
Collins
Thom
as M.
O?Nei
ll


/s/ J.
Christ
opher
Donah
ue
/s/ P.
Jerom
e
Riche
y
J.
Christ
opher
Donah
ue
P.
Jerom
e
Riche
y


/s/
Maure
en
Lally-
Green
/s/
John
S.
Walsh
Maure
en
Lally-
Green
John
S.
Walsh


/s/
Peter
E.
Madde
n

Peter
E.
Madde
n




SUB-ITEM
Q(1)(E)


INVESTMENT
ADVISORY
CONTRACT


	This
Contract is made
this 1st day of
June, 2014,
between Federated
Investment
Management
Company, a
Delaware business
trust having its
principal place of
business in
Pittsburgh,
Pennsylvania (the
?Adviser?), and
Federated Core
Trust, a
Massachusetts
business trust
having its
principal place of
business in
Pittsburgh,
Pennsylvania (the
?Trust?).

	WHERE
AS the Trust is an
open-end
management
investment
company as that
term is defined in
the Investment
Company Act of
1940, as amended,
and is registered as
such with the
Securities and
Exchange
Commission; and

	WHERE
AS Adviser is
engaged in the
business of
rendering
investment
advisory and
management
services.

	NOW,
THEREFORE, the
parties hereto,
intending to be
legally bound,
hereby agree as
follows:

	1.
	The Trust
hereby appoints
Adviser as
Investment
Adviser for each
of the portfolios
(?Funds?) of the
Trust which
executes an
exhibit to this
Contract, and
Adviser accepts
the appointments.
Subject to the
direction of the
Trustees, Adviser
shall provide
investment
research and
supervision of the
investments of the
Funds and conduct
a continuous
program of
investment
evaluation and of
appropriate sale or
other disposition
and reinvestment
of each Fund's
assets.

	2.
	Adviser,
in its supervision
of the investments
of each of the
Funds will be
guided by each of
the Fund's
investment
objective and
policies and the
provisions and
restrictions
contained in the
Declaration of
Trust and By-
Laws of the Trust
and as set forth in
the Registration
Statements and
exhibits as may be
on file with the
Securities and
Exchange
Commission.

	3.
	Fund
shall pay or cause
to be paid all of its
own expenses and
its allocable share
of Trust expenses,
including, without
limitation, the
expenses of
organizing the
Trust and
continuing its
existence; fees and
expenses of
Trustees and
officers of the
Trust; fees for
investment
advisory services
and administrative
personnel and
services; expenses
incurred in the
distribution of its
shares (?Shares?),
including expenses
of administrative
support services;
fees and expenses
of preparing and
printing its
Registration
Statements under
the Securities Act
of 1933 and the
Investment
Company Act of
1940, as amended,
and any
amendments
thereto; expenses
of registering and
qualifying the
Trust, the Funds,
and Shares of the
Funds under
federal and state
laws and
regulations;
expenses of
preparing,
printing, and
distributing
prospectuses (and
any amendments
thereto) to
shareholders;
interest expense,
taxes, fees, and
commissions of
every kind;
expenses of issue
(including cost of
Share certificates),
purchase,
repurchase, and
redemption of
Shares, including
expenses
attributable to a
program of
periodic issue;
charges and
expenses of
custodians,
transfer agents,
dividend
disbursing agents,
shareholder
servicing agents,
and registrars;
printing and
mailing costs,
auditing,
accounting, and
legal expenses;
reports to
shareholders and
governmental
officers and
commissions;
expenses of
meetings of
Trustees and
shareholders and
proxy solicitations
therefor; insurance
expenses;
association
membership dues
and such
nonrecurring items
as may arise,
including all
losses and
liabilities incurred
in administering
the Trust and the
Funds. Each Fund
will also pay its
allocable share of
such extraordinary
expenses as may
arise including
expenses incurred
in connection with
litigation,
proceedings, and
claims and the
legal obligations
of the Trust to
indemnify its
officers and
Trustees and
agents with
respect thereto.

	4.
	Each of
the Funds shall
pay to for all
services rendered
to each Fund by
Adviser
hereunder, the fees
set forth in the
exhibits attached
hereto.

	5.
	The net
asset value of each
Fund's Shares as
used herein will be
calculated to the
nearest 1/10th of
one cent.

	6.
	The
Adviser may from
time to time and
for such periods as
it deems
appropriate reduce
its compensation,
if any, (and, if
appropriate,
assume expenses
of one or more of
the Funds) to the
extent that any
Fund's expenses
exceed such lower
expense limitation
as the Adviser
may, by notice to
the Fund,
voluntarily declare
to be effective.

	7.
	This
Contract shall
begin for each
Fund as of the date
of execution of the
applicable exhibit
and shall continue
in effect with
respect to each
Fund presently set
forth on an exhibit
(and any
subsequent Funds
added pursuant to
an exhibit during
the initial term of
this Contract) for
two years from the
date of this
Contract set forth
above and
thereafter for
successive periods
of one year,
subject to the
provisions for
termination and all
of the other terms
and conditions
hereof if: (a) such
continuation shall
be specifically
approved at least
annually by the
vote of a majority
of the Trustees of
the Trust,
including a
majority of the
Trustees who are
not parties to this
Contract or
interested persons
of any such party
cast in person at a
meeting called for
that purpose; and
(b) Adviser shall
not have notified a
Fund in writing at
least sixty (60)
days prior to the
anniversary date
of this Contract in
any year thereafter
that it does not
desire such
continuation with
respect to that
Fund. If a Fund is
added after the
first approval by
the Trustees as
described above,
this Contract will
be effective as to
that Fund upon
execution of the
applicable exhibit
and will continue
in effect until the
next annual
approval of this
Contract by the
Trustees and
thereafter for
successive periods
of one year,
subject to approval
as described
above.

	8.
	Notwithst
anding any
provision in this
Contract, it may
be terminated at
any time with
respect to any
Fund, without the
payment of any
penalty, by the
Trustees of the
Trust or by a vote
of the shareholders
of that Fund on
sixty (60) days'
written notice to
Adviser.

	9.
	This
Contract may not
be assigned by
Adviser and shall
automatically
terminate in the
event of any
assignment.
Adviser may
employ or contract
with such other
person, persons,
corporation, or
corporations at its
own cost and
expense as it shall
determine in order
to assist it in
carrying out this
Contract.

	10.
	In the
absence of willful
misfeasance, bad
faith, gross
negligence, or
reckless disregard
of the obligations
or duties under
this Contract on
the part of
Adviser, Adviser
shall not be liable
to the Trust or to
any of the Funds
or to any
shareholder for
any act or
omission in the
course of or
connected in any
way with
rendering services
or for any losses
that may be
sustained in the
purchase, holding,
or sale of any
security.

	11.
	This
Contract may be
amended at any
time by agreement
of the parties
provided that the
amendment shall
be approved both
by the vote of a
majority of the
Trustees of the
Trust including a
majority of the
Trustees who are
not parties to this
Contract or
interested persons
of any such party
to this Contract
(other than as
Trustees of the
Trust) cast in
person at a
meeting called for
that purpose, and,
where required by
Section 15(a)(2) of
the Act, on behalf
of a Fund by a
majority of the
outstanding voting
securities of such
Fund as defined in
Section 2(a)(42) of
the Act.

	12.
	The
Adviser
acknowledges that
all sales literature
for investment
companies (such
as the Trust) are
subject to strict
regulatory
oversight. The
Adviser agrees to
submit any
proposed sales
literature for the
Trust (or any
Fund) or for itself
or its affiliates
which mentions
the Trust (or any
Fund) to the
Trust's distributor
for review and
filing with the
appropriate
regulatory
authorities prior to
the public release
of any such sales
literature,
provided,
however, that
nothing herein
shall be construed
so as to create any
obligation or duty
on the part of the
Adviser to
produce sales
literature for the
Trust (or any
Fund). The Trust
agrees to cause its
distributor to
promptly review
all such sales
literature to ensure
compliance with
relevant
requirements, to
promptly advise
Adviser of any
deficiencies
contained in such
sales literature, to
promptly file
complying sales
literature with the
relevant
authorities, and to
cause such sales
literature to be
distributed to
prospective
investors in the
Trust.

	13.
	Adviser
is hereby
expressly put on
notice of the
limitation of
liability as set
forth in Article XII
of the Declaration
of Trust and
agrees that the
obligations
pursuant to this
Contract of a
particular Fund
and of the Trust
with respect to that
particular Fund be
limited solely to
the assets of that
particular Fund,
and Adviser shall
not seek
satisfaction of any
such obligation
from any other
Fund, the
shareholders of
any Fund, the
Trustees, officers,
employees or
agents of the
Trust, or any of
them.

	14.
	The Trust
and the Funds are
hereby expressly
put on notice of
the limitation of
liability as set
forth in the
Declaration of
Trust of the
Adviser and agree
that the
obligations
assumed by the
Adviser pursuant
to this Contract
shall be limited in
any case to the
Adviser and its
assets and, except
to the extent
expressly
permitted by the
Investment
Company Act of
1940, as amended,
the Trust and the
Funds shall not
seek satisfaction
of any such
obligation from
the shareholders of
the Adviser, the
Trustees, officers,
employees, or
agents of the
Adviser, or any of
them.

	15.
	Adviser
agrees to maintain
the security and
confidentiality of
nonpublic personal
information
(?NPI?) of Fund
customers and
consumers, as
those terms are
defined in
Regulation S-P, 17
CFR Part 248.
Adviser agrees to
use and redisclose
such NPI for the
limited purposes
of processing and
servicing
transactions; for
specific law
enforcement and
miscellaneous
purposes; and to
service providers
or in connection
with joint
marketing
arrangements
directed by the
Fund(s), in each
instance in
furtherance of
fulfilling
Adviser?s
obligations under
this Contract and
consistent with the
exceptions
provided in 17
CFR Sections
248.14, 248.15
and 248.13,
respectively.

	16.
	The
parties hereto
acknowledge that
Federated
Investors has
reserved the right
to grant the non-
exclusive use of
the name
Federated Core
Trust or any
derivative thereof
to any other
investment
company,
investment
company
portfolio,
investment
adviser, distributor
or other business
enterprise, and to
withdraw from the
Trust and one or
more of the Funds
the use of the
name Federated
Core Trust.  The
name Federated
Core Trust will
continue to be
used by the Trust
and each Fund so
long as such use is
mutually agreeable
to Federated
Investors and the
Trust.

       17.
	This
Contract shall be
construed in
accordance with
and governed by
the laws of the
Commonwealth of
Pennsylvania.

	18.
	This
Contract will
become binding
on the parties
hereto upon their
execution of the
attached exhibits
to this Contract.



EXHIBIT A
to the
Investment
Advisory Contract

High-Yield Bond
Portfolio

	For all
services rendered
by Adviser
hereunder, the
above-named
Fund of Federated
Core Trust shall
pay to Adviser and
Adviser agrees to
accept as full
compensation for
all services
rendered
hereunder, an
annual investment
advisory fee equal
to 0.00% of the
average daily net
assets of the Fund.

	The
portion of the fee
based upon the
average daily net
assets of the Fund
shall be accrued
daily at the rate of
1/365th of 0.00 of
1% applied to the
daily net assets of
the Fund.

	The
advisory fee so
accrued shall be
paid to Adviser
daily.

	Witness
the due execution
hereof this 1st day
of June, 2014.



Federated Core Trust




By:  /s/ John B. Fisher
Name:  John B. Fisher
Title:  President



Federated Investment
Management Company



By:  /s/ John B. Fisher
Name:  John B. Fisher
Title:  President/CEO






EXHIBIT B
to the
Investment
Advisory Contract

Federated
Mortgage Core
Portfolio

	For all
services rendered
by Adviser
hereunder, the
above-named
Fund of Federated
Core Trust shall
pay to Adviser and
Adviser agrees to
accept as full
compensation for
all services
rendered
hereunder, an
annual investment
advisory fee equal
to 0.00% of the
average daily net
assets of the Fund.

	The
portion of the fee
based upon the
average daily net
assets of the Fund
shall be accrued
daily at the rate of
1/365th of 0.00 of
1% applied to the
daily net assets of
the Fund.

	The
advisory fee so
accrued shall be
paid to Adviser
daily.

	Witness
the due execution
hereof this 1st day
of June, 2014.



Federated Core Trust




By:  /s/ John B. Fisher
Name:  John B. Fisher
Title:  President



Federated Investment Management Company



By:  /s/ John B. Fisher
Name:  John B. Fisher
Title:  President/CEO






LIMITED
POWER OF
ATTORNEY


	KNOW
ALL MEN BY
THESE
PRESENTS, dated
as of June 1, 2014,
that Federated
Core Trust, a
business trust duly
organized under
the laws of the
Commonwealth of
Massachusetts (the
?Trust?), does
hereby nominate,
constitute and
appoint Federated
Investment
Management
Company, a
business trust duly
organized under
the laws of the
state of Delaware
(the "Adviser"), to
act hereunder as
the true and lawful
agent and
attorney-in-fact of
the Trust, acting
on behalf of each
of the series
portfolios for
which the Adviser
acts as investment
adviser shown on
Schedule 1
attached hereto
and incorporated
by reference
herein (each such
series portfolio
being hereinafter
referred to as a
"Fund" and
collectively as the
"Funds"), for the
specific purpose of
executing and
delivering all such
agreements,
instruments,
contracts,
assignments, bond
powers, stock
powers, transfer
instructions,
receipts, waivers,
consents and other
documents, and
performing all
such acts, as the
Adviser may deem
necessary or
reasonably
desirable, related
to the acquisition,
disposition and/or
reinvestment of
the funds and
assets of a Fund of
the Trust in
accordance with
Adviser's
supervision of the
investment, sale
and reinvestment
of the funds and
assets of each
Fund pursuant to
the authority
granted to the
Adviser as
investment adviser
of each Fund
under that certain
investment
advisory contract
dated June 1, 2014
by and between
the Adviser and
the Trust (such
investment
advisory contract,
as may be
amended,
supplemented or
otherwise
modified from
time to time is
hereinafter
referred to as the
"Investment
Advisory
Contract").

	The
Adviser shall
exercise or omit to
exercise the
powers and
authorities granted
herein in each case
as the Adviser in
its sole and
absolute discretion
deems desirable or
appropriate under
existing
circumstances.
The Trust hereby
ratifies and
confirms as good
and effectual, at
law or in equity,
all that the
Adviser, and its
officers and
employees, may
do by virtue
hereof.  However,
despite the above
provisions,
nothing herein
shall be construed
as imposing a duty
on the Adviser to
act or assume
responsibility for
any matters
referred to above
or other matters
even though the
Adviser may have
power or authority
hereunder to do
so.  Nothing in this
Limited Power of
Attorney shall be
construed (i) to be
an amendment or
modifications of,
or supplement to,
the Investment
Advisory
Contract, (ii) to
amend, modify,
limit or denigrate
any duties,
obligations or
liabilities of the
Adviser under the
terms of the
Investment
Advisory Contract
or (iii) exonerate,
relieve or release
the Adviser any
losses, obligations,
penalties, actions,
judgments and
suits and other
costs, expenses
and disbursements
of any kind or
nature whatsoever
which may be
imposed on,
incurred by or
asserted against
the Adviser (x)
under the terms of
the Investment
Advisory Contract
or (y) at law, or in
equity, for the
performance of its
duties as the
investment adviser
of any of the
Funds.

	The Trust
hereby agrees to
indemnify and
save harmless the
Adviser and its
trustees, officers
and employees
(each of the
foregoing an
"Indemnified
Party" and
collectively the
"Indemnified
Parties") against
and from any and
all losses,
obligations,
penalties, actions,
judgments and
suits and other
costs, expenses
and disbursements
of any kind or
nature whatsoever
which may be
imposed on,
incurred by or
asserted against an
Indemnified Party,
other than as a
consequence of
gross negligence
or willful
misconduct on the
part of an
Indemnified Party,
arising out of or in
connection with
this Limited
Power of Attorney
or any other
agreement,
instrument or
document
executed in
connection with
the exercise of the
authority granted
to the Adviser
herein to act on
behalf of the
Trust, including
without limitation
the reasonable
costs, expenses
and disbursements
in connection with
defending such
Indemnified Party
against any claim
or liability related
to the exercise or
performance of
any of the
Adviser's powers
or duties under
this Limited
Power of Attorney
or any of the other
agreements,
instruments or
documents
executed in
connection with
the exercise of the
authority granted
to the Adviser
herein to act on
behalf of the
Trust, or the
taking of any
action under or in
connection with
any of the
foregoing.  The
obligations of the
Trust under this
paragraph shall
survive the
termination of this
Limited Power of
Attorney with
respect to actions
taken by the
Adviser on behalf
of the Trust during
the term of this
Limited Power of
Attorney.  No
Fund shall have
any joint or
several obligation
with any other
Fund to reimburse
or indemnify an
Indemnified Party
for any action,
event, matter or
occurrence
performed or
omitted by or on
behalf of the
Adviser in its
capacity as agent
or attorney-in-fact
of Trust acting on
behalf of any other
Fund hereunder.

	Any
person,
partnership,
corporation or
other legal entity
dealing with the
Adviser in its
capacity as
attorney-in-fact
hereunder for the
Trust is hereby
expressly put on
notice that the
Adviser is acting
solely in the
capacity as an
agent of the Trust
and that any such
person,
partnership,
corporation or
other legal entity
must look solely to
the Trust in
question for
enforcement of
any claim against
the Trust, as the
Adviser assumes
no personal
liability
whatsoever for
obligations of the
Trust entered into
by the Adviser in
its capacity as
attorney-in-fact for
the Trust.

	Each
person,
partnership,
corporation or
other legal entity
which deals with a
Fund of the Trust
through the
Adviser in its
capacity as agent
and attorney-in-
fact of the Trust, is
hereby expressly
put on notice (i)
that all persons or
entities dealing
with the Trust
must look solely to
the assets of the
Fund of the Trust
on whose behalf
the Adviser is
acting pursuant to
its powers
hereunder for
enforcement of
any claim against
the Trust, as the
Trustees, officers
and/or agents of
such Trust, the
shareholders of the
various classes of
shares of the Trust
and the other
Funds of the Trust
assume no
personal liability
whatsoever for
obligations entered
into on behalf of
such Fund of the
Trust, and (ii) that
the rights,
liabilities and
obligations of any
one Fund are
separate and
distinct from those
of any other Fund
of the Trust.

	The
execution of this
Limited Power of
Attorney by the
Trust acting on
behalf of the
several Funds
shall not be
deemed to
evidence the
existence of any
express or implied
joint undertaking
or appointment by
and among any or
all of the Funds.
Liability for or
recourse under or
upon any
undertaking of the
Adviser pursuant
to the power or
authority granted
to the Adviser
under this Limited
Power of Attorney
under any rule of
law, statute or
constitution or by
the enforcement of
any assessment or
penalty or by legal
or equitable
proceedings or
otherwise shall be
limited only to the
assets of the Fund
of the Trust on
whose behalf the
Adviser was
acting pursuant to
the authority
granted hereunder.

	The Trust
hereby agrees that
no person,
partnership,
corporation or
other legal entity
dealing with the
Adviser shall be
bound to inquire
into the Adviser's
power and
authority
hereunder and any
such person,
partnership,
corporation or
other legal entity
shall be fully
protected in
relying on such
power or authority
unless such
person,
partnership,
corporation or
other legal entity
has received prior
written notice
from the Trust that
this Limited
Power of Attorney
has been revoked.
This Limited
Power of Attorney
shall be revoked
and terminated
automatically
upon the
cancellation or
termination of the
Investment
Advisory Contract
between the Trust
and the Adviser.
Except as
provided in the
immediately
preceding
sentence, the
powers and
authorities herein
granted may be
revoked or
terminated by the
Trust at any time
provided that no
such revocation or
termination shall
be effective until
the Adviser has
received actual
notice of such
revocation or
termination in
writing from the
Trust.

	This
Limited Power of
Attorney
constitutes the
entire agreement
between the Trust
and the Adviser,
may be changed
only by a writing
signed by both of
them, and shall
bind and benefit
their respective
successors and
assigns; provided,
however, the
Adviser shall have
no power or
authority
hereunder to
appoint a
successor or
substitute attorney
in fact for the
Trust.

	This
Limited Power of
Attorney shall be
governed and
construed in
accordance with
the laws of the
Commonwealth of
Pennsylvania
without reference
to principles of
conflicts of laws.
If any provision
hereof, or any
power or authority
conferred upon the
Adviser herein,
would be invalid
or unexercisable
under applicable
law, then such
provision, power
or authority shall
be deemed
modified to the
extent necessary to
render it valid or
exercisable while
most nearly
preserving its
original intent, and
no provision
hereof, or power
or authority
conferred upon the
Adviser herein,
shall be affected
by the invalidity or
the non-
exercisability of
another provision
hereof, or of
another power or
authority
conferred herein.

	This
Limited Power of
Attorney may be
executed in as
many identical
counterparts as
may be convenient
and by the
different parties
hereto on separate
counterparts.  This
Limited Power of
Attorney shall
become binding
on the Trust when
the Trust shall
have executed at
least one
counterpart and
the Adviser shall
have accepted its
appointment by
executing this
Limited Power of
Attorney.
Immediately after
the execution of a
counterpart
original of this
Limited Power of
Attorney and
solely for the
convenience of the
parties hereto, the
Trust and the
Adviser will
execute sufficient
counterparts so
that the Adviser
shall have a
counterpart
executed by it and
the Trust, and the
Trust shall have a
counterpart
executed by the
Trust and the
Adviser.  Each
counterpart shall
be deemed an
original and all
such taken
together shall
constitute but one
and the same
instrument, and it
shall not be
necessary in
making proof of
this Limited
Power of Attorney
to produce or
account for more
than one such
counterpart.

	IN
WITNESS
WHEREOF, the
Trust has caused
this Limited
Power of Attorney
to be executed by
its duly authorized
officer as of the
date first written
above.

Federated Core
Trust


By:  /s/ John B. Fisher
Name:  John B. Fisher
Title:  President






Accepted and
agreed to this
1st day of June,
2014

Federated
Investment
Management
Company



By:  /s/ John B.
Fisher
Name:  John B.
Fisher
Title:
President/CEO



Schedule 1
to Limited Power
of Attorney
dated as of June 1,
2014
by Federated Core
Trust
(the ?Trust "),
acting on
behalf of each of
the series
portfolios
listed below, and
appointing
Federated
Investment
Management
Company
the attorney-in-
fact of the
Trust


List of Series
Portfolios

Federated
Mortgage Core
Portfolio
High Yield Bond
Portfolio


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